As filed with the Securities and Exchange Commission on March 10, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GTT Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2096338
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

(Address of Principal Executive Offices)

GTT COMMUNICATIONS, INC.

2015 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plan)

Richard D. Calder, Jr.

President and Chief Executive Officer

GTT Communications, Inc.

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

(Name and Address of Agent for Service)

(703) 442-5500

(Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Jay Schifferli, Esq.	Chris McKee, Esq.
Goodwin Procter LLP	General Counsel and EVP
901 New York Avenue, NW	of Business Development
Washington, DC 20001	GTT Communications, Inc.
(202) 346-4186	7900 Tysons One Place
Suite 1450
McLean, Virginia 22102 (703) 442-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.0001 par value	3,000,000	(2)	$17.65	$52,950,000	$5,332

(1)                                  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the common stock as reported by the NYSE on March 8, 2016.

(2)                                  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement also relates to such indeterminate number of additional shares of common stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar capital structure, merger consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are hereby incorporated by reference in this Registration Statement:

•                  the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 9, 2016;

•                  the Company’s Current Report on Form 8-K filed with the Commission on February 19, 2016;

•                  the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 from the Company’s Definitive Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, filed with the Commission on April 30, 2015;

•                  the description of the Company’s common stock contained in the section captioned “Description of Securities” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 2, 2006 and incorporated by reference into the Company’s Form 8-A (File No. 001-35965), filed with the Commission under Section 12 of the Exchange Act on November 25, 2014; and

•                  all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference into this Registration Statement or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s second amended and restated certificate of incorporation (the “Second Restated Charter”) and the Company’s amended and restated bylaws (the “Bylaws”) provide that each of the Company’s directors and officers shall be entitled to be indemnified by the Company to the fullest extent permitted by law.  The Second Restated Charter provides that the Company may indemnify to the fullest extent permitted by law all of its employees.  The Bylaws provide that, if authorized by the board of directors, the Company may indemnify any other person whom the Company has the power to indemnify under section 145 of the Delaware General Corporation Law (the “DGCL”).

Section 145 of the DGCL provides, in effect, that any person made a party to any action by reason of the fact that he is or was the Company’s director, officer, employee or agent may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company’s best interests.  This indemnification does not apply, (i) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, (ii) in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number		Description
3.	1

Second Amended and Restated Certificate of Incorporation, dated October 16, 2006 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed October 19, 2006, and incorporated herein by reference).

3.	2

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, dated December 31, 2013 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed January 6, 2014, and incorporated herein by reference).

3.	3	Amended and Restated Bylaws, dated October 15, 2006 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed October 19, 2006, and incorporated herein by reference).

3.	4	Amendment to Amended and Restated Bylaws, dated May 7, 2007 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed May 10, 2007, and incorporated herein by reference).

*5.	1	Opinion of Goodwin Procter LLP.

10.	1

GTT Communications, Inc. 2015 Stock Option and Incentive Plan incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2015 (file number 001-35965).

*23.	1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

*23.	2	Consent of CohnReznick LLP.

24		Powers of Attorney (included on the signature page hereof).

* Filed herewith.

Item 9. Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13 or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on this 15th day of February, 2016.

GTT COMMUNICATIONS, INC.

By:	/s/ Richard D. Calder, Jr.
Richard D. Calder, Jr.
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Richard D. Calder, Jr. and Michael T. Sicoli, and each of them, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take any and all such actions which may be necessary or appropriate in connection therewith, granting unto said agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in connection therewith and about the premises, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that said agents, proxies and attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Richard D. Calder, Jr.	President, Chief Executive Officer and Director	February 15, 2016
Richard D. Calder, Jr.	(Principal Executive Officer)

/s/ Michael T. Sicoli	Chief Financial Officer	February 15, 2016
Michael T. Sicoli	(Principal Financial and Accounting Officer)

/s/ H. Brian Thompson	Chairman of the Board and Executive Chairman	February 15, 2016
H. Brian Thompson

/s/ S. Joseph Bruno	Director	February 15, 2016
S. Joseph Bruno

/s/ Rhodric C. Hackman	Director	February 15, 2016
Rhodric C. Hackman

/s/ Howard Janzen	Director	February 15, 2016
Howard Janzen

/s/ Morgan E. O’Brien	Director	February 15, 2016
Morgan E. O’Brien

/s/ Theodore B. Smith	Director	February 15, 2016
Theodore B. Smith

EXHIBIT INDEX

Exhibit Number		Description
3.	1

Second Amended and Restated Certificate of Incorporation, dated October 16, 2006 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed October 19, 2006, and incorporated herein by reference).

3.	2

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, dated December 31, 2013 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed January 6, 2014, and incorporated herein by reference).

3.	3	Amended and Restated Bylaws, dated October 15, 2006 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed October 19, 2006, and incorporated herein by reference).

3.	4	Amendment to Amended and Restated Bylaws, dated May 7, 2007 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed May 10, 2007, and incorporated herein by reference).

*5.	1	Opinion of Goodwin Procter LLP.

10.	1

GTT Communications, Inc. 2015 Stock Option and Incentive Plan incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2015 (file number 001-35965).

*23.	1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

*23.	2	Consent of CohnReznick LLP.

24		Powers of Attorney (included on the signature page hereof).

* Filed herewith.